UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 30, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Omnibus Agreement

Sun Communities, Inc. (the “Company”), together with Sun Communities Operating Limited Partnership (the “Operating Partnership”), the primary operating subsidiary of the Company, and Sun Home Services, Inc., a subsidiary of the Operating Partnership (“SHS” and together with the Company and the Operating Partnership, the “Sun Parties”), have entered into an Omnibus Agreement, dated July 30, 2014 (the “Omnibus Agreement”), with Green Courte Real Estate Partners, LLC (“Fund I”), GCP REIT II (“Fund II”), GCP REIT III (“Fund III” and collectively with Fund I and Fund II, the “Funds”), American Land Lease, Inc. and Asset Investors Operating Partnership, L.P. (the latter two, collectively with the Funds, the “Green Courte Entities”), with respect to the acquisition (the “Acquisition”) by the Sun Parties of 55 manufactured home communities owned directly or indirectly by the Green Courte Entities (the “Projects”). In connection with these transactions, the Company will acquire Fund III’s contractual right to acquire an additional manufactured home community pursuant to a binding purchase agreement. The Omnibus Agreement contains the overall terms and conditions governing the relationship among the parties, including the structure of the various components of the Acquisition, the aggregate purchase price and terms of payment thereof, the indemnification obligations and the conditions precedent to the closing, all as more fully set forth below and in the Exhibits filed with this report. The manufactured home communities to be acquired comprise over 19,000 home sites in eleven states, including nearly 11,000 home sites located in Florida. Although the Green Courte Entities have historically classified the Projects as 55 manufactured home communities and the Omnibus Agreement and the Definitive Agreements (as defined below) reference 55 Projects, the Projects comprise 59 separate manufactured home communities and the Company will treat the Acquisition, and operate the Projects, as 59 separate manufactured home communities.

The Omnibus Agreement contemplates that the Company, the Operating Partnership and certain of their affiliates will acquire the Projects, as well as tangible personal property, intellectual property, new and used manufactured homes owned by the Funds or their affiliates, manufactured home loans made to residents of the Projects held by the Green Courte Entities or their affiliates (together with associated collateral and liens) and other related assets, for an aggregate purchase price of approximately $1.32 billion (the “Purchase Price”), including the assumption of up to approximately $560 million of debt. The Company will pay approximately $311 million in cash (increased by the reduction in assumed mortgage debt prior to closing), issue approximately $262 million in a combination of the Company’s common stock (“Common Stock”) and common partnership units in the Operating Partnership (“Common OP Units”) (in either case at an issuance price of $50.00 per share or unit, as applicable), and issue $175 million of newly-created Series A-4 Convertible Perpetual Preferred Stock or Series A-4 Convertible Perpetual Preferred OP Units in the Operating Partnership (in either case at an issuance price of $25.00 per share or unit, as applicable) to the Green Courte Entities. Additionally, an affiliate of the Green Courte Entities will be making an approximately $13 million investment in the Company’s equity. Pursuant to the Omnibus Agreement, the purchase of the Projects and other assets described in the Omnibus Agreement will be consummated through a series of transactions involving contribution agreements, membership interest purchase agreements, merger agreements and a subscription agreement, all as described in more detail below.

It is contemplated that the Acquisition will occur in two separate closings. The closing (the “First Closing”) with respect to the Projects conveyed pursuant to the contribution agreements and the membership interest purchase agreements will occur on the later of (x) October 15, 2014, or (y) 10 business days after the loan assumption approval is obtained for a sufficient number of Projects as set forth in the Omnibus Agreement, but not later than December 31, 2014 (or such earlier date determined by the Sun Parties upon notice to the Green Courte Entities). The closing (the “Second Closing”) with respect to the merger agreements and all remaining Definitive Agreements will occur on January 6, 2015.

Each of the First Closing and the Second Closing are subject to (a) limited confirmatory diligence to be performed by the Sun Parties within a 45-day period with respect to title, survey, environmental and zoning matters and (b) customary conditions precedent in favor of each of the Sun Parties and the Green Courte Entities. Pursuant to the Omnibus Agreement, the Operating Partnership made an earnest money deposit in the aggregate amount of $50 million (“Earnest Money Deposit”). The Earnest Money Deposit may be forfeited if the Operating Partnership, the Company, or any Sun Party fails to close on the transactions contemplated by any Definitive Agreement in breach of the terms thereof and such breach continues for a period of 10 days without cure. The Earnest Money Deposit is the sole remedy for any such breach and shall serve as liquidated damages, except that if such a default occurs after the First Closing, the Sun Parties shall also pay the Green Courte Entities the sum of $25 million as additional liquidated damages.

Also pursuant to the Omnibus Agreement, if any of the Green Courte Entities fails to close on the transactions contemplated by any Definitive Agreement in breach of the terms thereof and such breach continues for a period of 10 days without cure, the Sun Parties shall have the right, as their sole and exclusive remedy, to either (i) seek specific performance of the terms and conditions of the Omnibus Agreement and the Definitive Agreements, or (ii) terminate all, but not less than all, of the Definitive Agreements

(excluding the Definitive Agreements previously consummated at the First Closing if the default occurs after the First Closing), whereupon the Earnest Money Deposit shall be refunded to the Operating Partnership, and the Green Courte Entities shall also pay the Sun Parties the sum of $50 million as liquidated damages; provided, however, that if such default occurs after the First Closing, the liquidated damages payable by the Green Courte Entities shall be $75 million.

At the Second Closing, (a) Green Courte Real Estate Partners II, LLC and GCP Fund II REIT LLC (both affiliates of the Green Courte Entities) will deliver to the Company a Guaranty of certain obligations of Fund II under the Omnibus Agreement and the Definitive Agreements, (b) Green Courte Real Estate Partners III, LLC and GCP Fund III REIT LLC (both affiliates of the Green Courte Entities) will deliver to the Company a Guaranty of certain obligations of Fund III under the Omnibus Agreement and the Definitive Agreements, and (c) Randall K. Rowe, Chairman and Founder, and James R. Goldman, Vice Chairman and Chief Investment Officer, of the Green Courte Entities will be appointed to the Company’s Board of Directors and will enter into non-competition agreements that will expire on the later of the second anniversary of the Second Closing or one year after they cease to serve on the Company’s board of directors.

All shares of Common Stock issued in connection with the Acquisition (together with all shares of Common Stock issuable upon the exchange or conversion of the preferred equity issued in connection with the Acquisition) will be subject to a 6-month lock-up period, except that the shares held directly or indirectly by Randall K. Rowe and James R. Goldman will be subject to a 12-month lock-up period.

The foregoing description of the Omnibus Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Omnibus Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated by reference herein.

Definitive Agreements

In order to consummate the Acquisition, the Sun Parties, the Green Courte Entities and certain of their affiliates have entered into the following agreements (collectively the “Definitive Agreements”):

(a)
Contribution Agreements. Four Contribution Agreements, each dated July 30, 2014, pursuant to which certain Green Courte Entities agreed to contribute and convey to the Operating Partnership, or wholly-owned subsidiaries of the Operating Partnership, at the First Closing, 100% of the membership interests in certain holding companies or subsidiaries of holding companies directly or indirectly holding title to 16 of the Projects, and the Operating Partnership has agreed to cause the Sun Parties to accept such membership interests at the First Closing.

(b)
Membership Interest Purchase Agreements. A Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. (“AIOP”) and the Operating Partnership, pursuant to which at the First Closing AIOP will sell and convey, and certain Sun Purchasers will purchase, 100% of the membership interests in certain holding companies or property owners that directly or indirectly own 10 of the Projects.

A Membership Interest Purchase Agreement, dated July 30, 2014, between Fund III and the Operating Partnership, pursuant to which at the First Closing Fund III will sell and convey, and certain Sun Purchasers will purchase, 100% of the membership interests in certain holding companies or property owners that directly or indirectly own 4 of the Projects.

(c)
Merger Agreements. A Merger Agreement, dated July 30, 2014, pursuant to which Fund II will merge with and into a subsidiary of the Company at the Second Closing, resulting in the Company indirectly owning 100% of the membership interests in certain holding companies directly or indirectly owning 23 of the Projects.

A Merger Agreement, dated July 30, 2014, pursuant to which Fund III will merge with and into a subsidiary of the Company at the Second Closing, resulting in the Company indirectly owning 100% of the membership interests in certain holding companies directly or indirectly owning 2 of the Projects.

(d)
Subscription Agreement. The Company and the Operating Partnership have entered into a Subscription Agreement with Green Courte Real Estate Partners III, LLC (“GCREP”) relating to the purchase by GCREP at the Second Closing of: (i) no less than 150,000 shares of Common Stock, at a purchase price of $50.00 per share and no less than 200,000 Series A-4 Preferred OP Units, at a purchase price of $25.00 per unit; and (ii) at the option of the Company or the Green Courte Entities, up to an additional (x) 450,000 shares of Common Stock, at a purchase price of $50.00 per share; and (y) 600,000 Series A-4 Preferred OP Units, at a purchase price of $25.00 per unit, or such lesser amount as may be required so as to not trigger an obligation on the part of the Company to obtain stockholder approval of the transactions contemplated by the Omnibus Agreement and the Definitive Agreements under Rule 312.03(c) of the New York Stock Exchange Listed

Company Manual.

(e)
Registration Rights Agreement. The Company and the parties receiving the non-cash consideration in the Acquisition (the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant the Holders customary registration rights with respect to the Common Stock and Series A-4 Convertible Perpetual Preferred Stock issued in the Acquisition, as well as any Common Stock issuable upon the exchange of any other equity securities issued in the Acquisition (the “Registrable Shares”). Under the terms of the Registration Rights Agreement, at or prior to the applicable Closing, the Company will use its best efforts to prepare and file a prospectus supplement under its existing shelf registration statement for the resale of the Registrable Shares.

The foregoing description of the Definitive Agreements and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Definitive Agreements, copies of which are attached hereto as Exhibits 2.2 - 2.10 and Exhibit 4.1 and the terms of which are incorporated by reference herein.

Issuance of Securities and Terms of the Series A-4 Preferred

The issuance by the Company of shares of Common Stock and Series A-4 Convertible Perpetual Preferred Stock constituting a portion of the Purchase Price and the issuance by the Operating Partnership of Common OP Units and Series A-4 Preferred OP Units constituting a portion of the Purchase Price will be made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, or another applicable exemption.

The terms of the Series A-4 Preferred OP Units are set forth in the form of Amendment to the Operating Partnership’s Agreement of Limited Partnership filed as Exhibit 10.1 to this report. Prior to the issuance of any Series A-4 preferred stock, the Company will supplement its charter to classify certain shares of authorized preferred stock as “Series A-4 Convertible Perpetual Preferred Stock” and authorize the issuance of such Series A-4 Preferred Stock. Such Series A-4 Preferred Stock and the Series A-4 Preferred Units in the Operating Partnership are collectively referred to as the “Series A-4 Preferred.”

The Series A-4 Preferred rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) senior to all Common Stock and all other equity securities other than those referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all Preferred OP Units (Aspen), Series A-1 Preferred Units (Kentland) and all other equity securities issued after the closing date the terms of which specifically provide that such securities rank pari passu with the Series A-4 Preferred, and (iii) junior to the Company’s 7.125% Series A Cumulative Redeemable Preferred Stock and all other equity securities the terms of which specifically provide that such securities rank senior to the Series A-4 Preferred.

Subject to the preferential rights of holders of any class or series of equity securities ranking senior to the Series A-4 Preferred, the holders of Series A-4 Preferred will be entitled to receive, when, as and if declared by the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount equal to the per annum rate of 6.50% of the $25.00 per share issue price (equivalent to $1.625 per share per year) (the “Series A-4 Priority Return”). All distributions shall be cumulative, shall accrue from the original date of issuance and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears on March 31, June 30, September 30 and December 31 of each year.

Unless full cumulative distributions for all past periods on the Series A-4 Preferred have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, no distributions (other than in Common Stock or any other class or series of equity securities ranking junior to the Series A-4 Preferred) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on Common Stock or any other classes or series of equity securities ranking junior to or on parity with the Series A-4 Preferred nor shall any Common Stock or any other classes or series of equity securities ranking junior to or on parity with the Series A-4 Preferred be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such securities) by the Company except: (1) by conversion into or exchange for Common Stock or any other classes or series of equity securities ranking junior to the Series A-4 Preferred, (2) by redemption, purchase or other acquisition of Common Stock made for purposes of an incentive, benefit or share purchase plan for the Company or its subsidiaries, or (3) for redemptions, purchases or other acquisitions of equity securities in connection with the the Company’s purchase of its securities for the purpose of preserving the Company’s qualification as a REIT for federal income tax purposes.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of Common Stock or other equity securities ranking junior to the Series A-4 Preferred, the holders of Series A-4 Preferred shall be entitled to receive the amount of $25.00 per Series A-4

Preferred plus accrued and unpaid Series A-4 Priority Return thereon (whether or not authorized or declared) to the date of payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series A-4 Preferred shall be insufficient to pay the full preferential amount set forth above and liquidating payments on any equity securities ranking pari passu with the Series A-4 Preferred, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A-4 Preferred and any such other equity securities ratably in accordance with the respective amounts that would be payable on such Series A-4 Preferred and any such equity securities if all amounts payable thereon were paid in full.

Each share or unit of Series A-4 Preferred is exchangeable for 0.4444 shares of Common Stock or Common OP Units (as such exchange ratio may be adjusted in accordance with the terms of the Series A-4 Preferred). In addition, if, at any time after the fifth anniversary of the issuance date, the volume weighted average of the daily volume weighted average price of the Common Stock equals or exceeds $65.00 (as such amount may be adjusted in accordance with the terms of the Series A-4 Preferred) for at least 20 trading days in a period of 30 consecutive trading days, the Company may cause the Series A-4 Preferred to be exchanged into shares of Common Stock or Common OP Units at the same exchange rate set forth above. A holder of Series A-4 Preferred does not have the right to exchange Series A-4 Preferred for Common Stock if (1) in the opinion of counsel for the Company, the Company would no longer qualify or its status would be seriously compromised as a REIT under the Internal Revenue Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the Company, constitute or be likely to constitute a violation of applicable securities laws.

Upon the occurrence of a Fundamental Change (as defined below), then from and after such Fundamental Change: (A) the Series A-4 Priority Return will be increased to the greater of 10% per annum or 8% above the then 5-year U.S. Treasury rate; (B) and after the fifth (5th) anniversary of the Series A-4 Preferred issuance date, the Company will have the right to redeem the Series A-4 Preferred for a redemption price, payable in cash, equal to the sum of (1) the greater of (x) the amount that such Series A-4 Preferred would have received in the Fundamental Change if they had been exchanged for Common Stock or (y) $25.00 per unit, plus (2) any accrued and unpaid Series A-4 Priority Return on such Series A-4 Preferred (the “Redemption Price”); and (C) after the fifth (5th) anniversary of the Series A-4 Preferred issuance date, the holders of Series A-4 Preferred will have the right to cause the Company to redeem the Series A-4 Preferred for the Redemption Price. The term “Fundamental Change” means that any of the following events shall have occurred and are continuing: (1) the Common Stock ceases to be listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ; or (2) (x) the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of Common Stock entitling that person to exercise more than 50% of the total voting power of all Common Stock entitled to vote generally in the election of the Company’s directors; and (y) following the closing of any transaction referred to in clause (2)(x) above, neither the Company nor the acquiring or surviving entity has a class of equity securities listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Holders of Series A-4 Preferred do not have any voting rights, except that, without the prior written consent of the holders of a majority of the Series A-4 Preferred, (i) the Company will not effect any amendment of any of the provisions of the articles supplementary or partnership agreement relating to the Series A-4 Preferred that adversely affects any power, right, privilege or preference of the Series A-4 Preferred or the holders of the Series A-4 Preferred, and (ii) the Company will not authorize, create or issue any additional equity securities, or reclassify any existing equity securities into equity securities, ranking senior to, or pari passu with, the Series A-4 Preferred, except that: (1) the Company may authorize, create and issue a senior class or series of preferred stock in connection with a subsequent public offering of preferred stock, and (2) the Company may authorize, create and issue equity securities that are pari passu with the Series A-4 Preferred so long as at the time of the issuance the Company’s leverage ratio is less than 68.50% (or such other percentage as set forth in the Company’s unsecured line of credit facility) and the Company has paid all accrued Series A-4 Priority Return.

The Series A-4 Preferred will be subject to the provisions of Article VII of the Company’s charter relating to ownership and transfer restrictions. Neither the Company nor the holders of Series A-4 Preferred have any redemption rights with respect to the Series A-4 Preferred (except in connection with a Fundamental Change) and no sinking fund will be established for the retirement or redemption of the Series A-4 Preferred.

The foregoing description of the Series A-4 Preferred does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Amendment No. 1 to the Agreement of Limited Partnership of the Operating Partnership, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

In contemplation of the Acquisition, on July 30, 2014, immediately prior to the execution of the Omnibus Agreement and the Definitive Agreements, the Company, and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), entered into a First Amendment (the “Amendment”) to the Rights Agreement dated as of June 2, 2008 (the “Rights Agreement”), between the Company and the Rights Agent, which increases the triggering threshold solely with respect to the Green Courte Entities, Randall K. Rowe and their respective affiliates and associates from 15% to 20% of the aggregate voting power of all outstanding shares of Common Stock on a fully diluted basis.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.2 and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *

2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*
2.8	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT II*
2.9	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT III*
2.10	Subscription Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, Sun Communities, Inc. and Sun Communities Operating Limited Partnership
4.1	Form of Registration Rights Agreement among Sun Communities, Inc. and the holders of Registrable Shares
4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.
10.1	Form of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: August 5, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *

2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*
2.8	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT II*
2.9	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT III*
2.10	Subscription Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, Sun Communities, Inc. and Sun Communities Operating Limited Partnership
4.1	Form of Registration Rights Agreement among Sun Communities, Inc. and the holders of Registrable Shares
4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.
10.1	Form of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.